Exhibit 99

JPMorgan Chase & Co. 270 Park Avenue, New York, NY 10017-2070 NYSE symbol: JPM www.jpmorganchase.com
News release: IMMEDIATE RELEASE

JPMorganChase Plans Dividend Increase and Has Authorized a New Common Share Repurchase Program

New York | June 24, 2026

JPMorgan Chase & Co. (NYSE: JPM) (“JPMorganChase” or the “Firm”) announced today that its Board of Directors intends to increase the quarterly common stock dividend to $1.65 per share (up from the current $1.50 per share) for the third quarter of 2026. The Firm’s quarterly common stock dividends are subject to approval by the Board of Directors at the customary times that those dividends are declared.

In addition, the Firm’s Board of Directors has authorized a new common share repurchase program of $50 billion, effective July 1, 2026. The authorization to repurchase common shares will be used at management’s discretion, and the amount and timing of common share repurchases under the new authorization will be subject to various factors.

Following the Federal Reserve’s announcement in February 2026, the Firm’s current Stress Capital Buffer (“SCB”) requirement of 2.5% will remain unchanged through September 30, 2027, with new requirements to be calculated in 2027 based on revised supervisory stress testing models that incorporate public feedback. As a result, the Firm’s current Standardized Common Equity Tier 1 (“CET1”) capital ratio requirement including regulatory buffers continues to be 11.5%.

Jamie Dimon, Chairman and CEO of JPMorganChase said: “Our fortress balance sheet, with significant excess capital and robust liquidity, enables us to be a pillar of strength, allowing us to consistently serve our clients and communities. The current environment reflects an increasingly complex set of risks. As always, we are prepared for a wide range of scenarios, including the hypothetical 2026 supervisory severely adverse scenario. We continue to serve our clients and communities and invest in products, people, and technology that foster organic growth and promote proper management of our capital. The Board’s intended dividend increase is supported by our consistent investment in our business and strong financial performance. The new share repurchase program provides us with the flexibility to deploy capital in ways that enhance shareholder value over time.”

Investor Contact: Mikael Grubb 212-270-2479	Media Contact: Michael Fusco 212-270-2495

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of JPMorgan Chase & Co.’s management, speak only as of the date on which they were made, and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase & Co.’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, which have been filed with the Securities and Exchange Commission and are available on JPMorgan Chase & Co.’s website (https://jpmorganchaseco.gcs-web.com/ir/sec-other-filings/overview), and on the Securities and Exchange Commission’s website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update any forward-looking statements.

JPMorgan Chase & Co. (NYSE: JPM) is a leading financial services firm based in the United States of America (“U.S.”), with operations worldwide. JPMorganChase had $4.9 trillion in assets and $364 billion in stockholders’ equity as of March 31, 2026. The Firm is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing and asset management. Under the J.P. Morgan and Chase brands, the Firm serves millions of customers in the U.S., and many of the world’s most prominent corporate, institutional and government clients globally. Information about JPMorgan Chase & Co. is available at www.jpmorganchase.com.

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Investor Contact: Mikael Grubb 212-270-2479	Media Contact: Michael Fusco 212-270-2495